EXHIBIT 23.3

SCHUMACHER & ASSOCIATES, INC.
Certified Public Accountants
2525 Fifteenth Street, #3H
Denver, CO 80211
(303) 480-5037    FAX (303) 480-5038

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statement of VCG Holding Corp. on Form SB-2 of our report dated July 25, 2002 relating to the financial statements of VCG Holding Corp. for the year ended December 31, 2001.

/s/    Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Denver, Colorado

January 9, 2003